EXHIBIT 99.1

TOMI ANNOUNCES CEO SHAREHOLDER LETTER DISCUSSING PRELIMINARY

FIRST QUARTER RESULTS, GROWTH STRATEGY AND SHARE REGISTRATION

FREDERICK, MD, April 18, 2022— TOMI Environmental Solutions, Inc.® (“TOMI”) (NASDAQ: TOMZ), a global company that specializes in disinfection and decontamination through the utilization of its premier Binary Ionization Technology (BIT) platform through its SteraMist brand of products, published a letter from the Company’s Chief Executive Officer, Dr. Halden Shane, to shareholders. The letter is included in its entirety below:

SHAREHOLDER LETTER

Dear Shareholders,

I wanted to take the opportunity to provide some preliminary results for the first quarter ended March 31, 2022 as well as to update you on the progress we are making executing our longer-term growth strategy. Please note that certain preliminary financial information described herein has not been audited and is subject to adjustment based on the Company’s completion of the quarter-end financial close processes.

The company ended the first quarter of 2022 with notable improvements when compared to prior periods in 2021.  We were cash flow positive from operations for the first time since the second quarter of 2020 and maintained our working capital position.  We expect first quarter sales to grow approximately 11% over what was reported in the first quarter of 2021 and 15% sequentially over the fourth quarter of 2021.  During the first quarter of 2022 we received approximately $3.5 million in orders, of which we anticipate about $3.2 million will be recognized as revenue in our current calendar year. This strong start of the year bodes well for 2022.

A key driver to our longer-term growth is strengthening demand for our Custom Engineered Systems (CES) from both the life science and hospital sectors. We have secured several new orders for CES that we expect to install and realize revenue in late 2022 and early 2023.

In order to fulfill this demand for our CES, we enhanced our production capabilities with the addition of ARM Enertech Associates who can manufacture our CES in their Pennsylvania facility. Furthermore, our existing manufacturer Planet Innovation has expanded into California providing easier access to our internal technology team and a lower cost in domestic shipment charges. These developments will reduce our overall costs and lead time. We continue to look to expand our team as we head into the second quarter, and are optimistic that we will be making some key additions to our east and west coast sales teams.

1

As disclosed previously in our Form 8-K, Nasdaq notified the Company that it did not meet the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). We do not believe that the current trading price of our common stock reflects accurately the value of the Company given our historical and anticipated financial performance.

The notification received has no immediate effect on the Company’s Nasdaq listing. In accordance with Nasdaq rules, the Company has been provided an initial period of 6 months or approximately 180 calendar days, or until October 11, 2022 (the “Compliance Date”), to regain compliance with the Bid Price Requirement. If, at any time before the Compliance Date, the closing bid price for the Common Stock is at least $1.00 for a minimum of 10 consecutive business days, the Staff will provide the Company written confirmation of compliance with the Bid Price Requirement. If the Company does not regain compliance with the Bid Price Requirement by the Compliance Date, the Company may be eligible for an additional 180-calendar-day compliance period. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Bid Price Requirement, and will need to provide written notice of its intention to cure the deficiency during the second 180-calendar-day compliance period, by effecting a reverse stock split, if necessary.

If the Company does not regain compliance with the Bid Price Requirement by the Compliance Date and is not eligible for an additional compliance period at that time, the Staff will provide written notification to the Company the Common Stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel.

The Company intends to monitor the closing bid price of the Common Stock and may, if appropriate, consider available options to regain compliance with the Bid Price Requirement.

A few shareholders have expressed concern about the recent registration of shares of common stock subject to certain warrants. The company registered all warrant shares on an equitable basis, including both the investor warrants and executive warrants. The registration of warrant shares is an ordinary course transaction and there is no present intent by management to sell any shares.

2

Respectfully yours,

_________________________

Dr. Halden Shane

Chief Executive Officer

TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®

TOMI™ Environmental Solutions, Inc. (NASDAQ:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage Hydrogen Peroxide as its only active ingredient to produce a fog of ionized Hydrogen Peroxide (iHP™). Represented by the SteraMist® brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.

TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products and services have also been used in single-family homes and multi-unit residences.

TOMI develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, America Seed Trade Association, and The Restoration Industry Association.

For additional information, please visit http://www.tomimist.com/ or contact us at info@tomimist.com

3

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contain forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to anticipated financial performance and operating results, including result for the March quarter in 2022; expected growth in sales and market demand; intent to sell shares by the management; revenue opportunities of CES products and timing of revenue recognition; growth strategies of the company; anticipated manufacturing capability; and trading price of common stock. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic on our business and customers; our ability to maintain and manage growth and generate sales, our reliance on a single or a few products for a majority of revenues; the general business and economic conditions; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed by us with the SEC and other periodic reports we filed with the SEC. The information provided in this document is based upon the facts and circumstances known at this time. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and we undertake no duty to update such information, except as required under applicable law..

INVESTOR RELATIONS CONTACT:

John Nesbett/Jennifer Belodeau

IMS Investor Relations

tomi@imsinvestorrelations.com

4